FOR IMMEDIATE RELEASE

Kingstone Announces Record Operating Profitability and Growth
and Schedules Third Quarter 2024 Conference Call

Kingston, NY — October 29, 2024 – Kingstone Companies, Inc. (Nasdaq:  KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, announced today certain preliminary financial results for its third quarter and nine months ended September 30, 2024, and announced that it will hold its third quarter 2024 financial results conference call on Wednesday, November 13, 2024, at 8:30 a.m. Eastern Time. The financial results news release is expected to be issued after the market closes on Tuesday, November 12, 2024.

Preliminary Results
(Estimated and Unaudited)

Third Quarter 2024 (all metrics are compared to Third Quarter 2023):

•	Direct written premium growth[1] of 28%; Core[2] direct written premium growth[1] of 39%.
•	Consolidated GAAP combined ratio of 72%, a 38 percentage point improvement.
•	Net loss ratio of 39%, a 40 percentage point improvement.
•	Catastrophe loss & LAE of $582 thousand included in the net loss ratio.
•	Net expense ratio of 33%, a 1 percentage point increase.
•	Operating income per basic share[1] of $0.55 versus an operating loss per basic share[1] of $(0.27).
•	Operating income per diluted share[1] of $0.50 versus an operating loss per diluted share[1] of $(0.27).

Nine Months Ended September 30, 2024 (all metrics are compared to Nine Months Ended September 30, 2023):

•	Direct written premium growth[1] of 15%; Core[2] direct written premium growth[1] of 25%.
•	Consolidated GAAP combined ratio of 81%, a 30 percentage point improvement.
•	Net loss ratio of 49%, a 29 percentage point improvement.
•	Catastrophe loss & LAE of $2.5M included in the net loss ratio.
•	Net expense ratio of 32%, a 1 percentage point improvement.
•	Operating income per basic share[1] of $1.07 versus an operating loss per basic share of $(0.89).
•	Operating income per diluted share[1] of $0.97 versus an operating loss per diluted share of $(0.89).

1These measures are not based on GAAP; definitions and reconciliations to the most directly comparable GAAP measures are below. See “Definitions and Non-GAAP Measures”.
2Kingstone refers to New York business as its “core” business and the business outside of New York as its “non-core” business. The aggregate of “core” and “non-core” direct written premium growth is represented by direct written premium growth.

Conference Call Details

Wednesday, November 13, 2024, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free 1-877-423-9820
International 1-201-493-6749

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed via webcast in the “Events & Presentations” tab of the Company’s website or by clicking here.  The webcast will be archived and accessible for approximately 30 days.

Definitions and Non-GAAP Measures

Direct written premiums represent the total premiums charged on policies issued by the Company during the respective fiscal period.  Net premiums earned, the GAAP measure most comparable to direct written premiums, are net written premiums (i.e., direct written premiums less premiums ceded to reinsurers) that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct written premiums, along with other measures, to gauge the Company’s performance and evaluate results.  Direct written premiums are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company’s net premiums earned.

The table below reconciles preliminary direct written premiums to preliminary net premiums earned for the periods presented:

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
			%			%
	2024	2023	Change	2024	2023	Change
(000’s except percentages)
Direct Written Premiums Reconciliation:

Direct written premiums	$66,627	$51,992	28.1%	$169,447	$147,237	15.1%
Ceded written premiums[1]	(46,081)	(48,317)	(4.6)	(69,381)	(75,964)	(8.7)

Net written premiums	20,545	3,675	459.0	100,065	71,273	40.4
Change in unearned premiums	12,862	24,263	(47.0)	(7,535)	14,428	(152.2)

Net premiums earned	$33,407	$27,938	19.6%	$92,531	$85,701	8.0%

(Components may not sum due to rounding)

[1]Components of ceded written premiums balances from prior year periods were reclassified to conform with the current year presentation. The reclassification had no effect on the Company’s previously reported financial condition, results of operations or cash flows.

Operating income (loss) per basic share is basic income (loss) per share exclusive of net gains (losses) on investments, net of tax.  Net income (loss) per basic share is the GAAP measure most closely comparable to operating income (loss) per basic share.

Management uses operating income (loss) per basic share, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and may vary significantly between periods.  Operating income (loss) per basic share is provided as supplemental information, not as a substitute for net income (loss) per basic share, and does not reflect the Company’s overall profitability.

The following table reconciles preliminary basic income (loss) per share to preliminary basic operating income (loss) per share for the periods indicated:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

	Basic income per common share	Basic loss per common share	Basic income per common share	Basic loss per common share

Operating Income (Loss) per Basic Common Share Reconciliation:

Net income (loss)	$0.61	$(0.33)	$1.16	$(0.85)

Net realized (gain) loss on investments, net of taxes	$(0.06)	$0.06	$(0.09)	$(0.04)

Operating income (loss)	$0.55	$(0.27)	$1.07	$(0.89)

Operating income (loss) per diluted share is diluted income (loss) per share exclusive of net gains (losses) on investments, net of tax.  Net income (loss) per diluted share is the GAAP measure most closely comparable to operating income (loss) per diluted share.

Management uses operating income (loss) per diluted share, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and may vary significantly between periods.  Operating income (loss) per diluted share is provided as supplemental information, not as a substitute for net income (loss) per diluted share, and does not reflect the Company’s overall profitability.

The following table reconciles preliminary diluted income (loss) per share to preliminary diluted operating income (loss) per share for the periods indicated:

	For the Three Months Ended		For the Nine Months Ended

	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

	Diluted income per common share	Diluted loss per common share	Diluted income per common share	Diluted loss per common share

Operating Income (Loss) per Diluted Common Share Reconciliation:

Net income (loss)	$0.55	$(0.33)	$1.05	$(0.85)

Net realized (gain) loss on investments, net of taxes	$(0.05)	$0.06	$(0.09)	$(0.04)

Operating income (loss)	$0.50	$(0.27)	$0.97	$(0.89)

(Components may not sum due to rounding)

Disclaimer and Forward-Looking Statements
The estimated, unaudited financial results indicated above are based on information available as of October 29, 2024, remain subject to change based on management's ongoing review of the Company’s third quarter results and are forward-looking statements (see below). The actual results may be materially different and are affected by the risk factors and uncertainties identified in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

The risks and uncertainties include, without limitation, the following:

•	the risk of significant losses from catastrophes and severe weather events;
•	risks related to the lack of a financial strength rating from A.M. Best;
•
risks related to our indebtedness due on June 30, 2026, including due to the need to comply with certain financial covenants and limitations on the ability of our insurance subsidiary to pay dividends to us;

•	adverse capital, credit and financial market conditions;
•	the unavailability of reinsurance at current levels and prices;
•	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•	the credit risk of our reinsurers;
•	the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•	the effects of climate change on the frequency or severity of weather events and wildfires;
•	risks related to the limited market area of our business;
•	risks related to a concentration of business in a limited number of producers;
•	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•	limitations with regard to our ability to pay dividends;
•	the effects of competition in our market areas;
•	our reliance on certain key personnel;
•	risks related to security breaches or other attacks involving our computer systems or those of our vendors; and
•	our reliance on information technology and information systems.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Kingstone Companies, Inc.
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York.  KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com